UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 12, 2019

QPAGOS

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-55648	33-1230229
(Commission File Number)	(IRS Employer Identification No.)

Paseo del la Reforma 404 Piso 15 PH
Col. Juarez, Del. Cuauhtemoc
Mexico, D.F. C.P. 06600

(Address of principal executive offices)

+52 (55) 55-110-110

(Registrant’s telephone number, including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☑  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2019 QPAGOS (the “Company”) amended its employment agreement with Gaston Pereira, its Chief Executive Officer, Chief Financial Officer and a director, originally entered into on May 1, 2015 (the “Pereira Agreement”) and its employment agreement with Andrey Novikov, its Chief Operating Officer and a director, originally entered into on May 18, 2015 (the “Novikov Agreement” and, together with the Pereira Agreement, the “Employment Agreements”). The Employment Agreements were amended to extend their terms by an additional one-year period, the Pereira Agreement was amended to lower Mr. Pereira’s salary to $180,000 from $240,000 and the Novikov Agreement was amended to lower Mr. Novikov’s salary to $108,000 from $180,000. The changes in salary were effective as of May 1, 2019.

The foregoing description is qualified in its entirety by reference to the Amendment to Employment Agreement by and between the Company and Mr. Pereira and the Amendment to Employment Agreement by and between the Company and Mr. Novikov, which are filed herewith as Exhibit 10.1 and 10.2, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment to Employment Agreement by and between the Company and Gaston Pereira
10.2	Amendment to Employment Agreement by and between the Company and Andrey Novikov

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QPAGOS

Date: June 17, 2019	By:	/s/ Gaston Pereira
		Name:	Gaston Pereira
		Title:	Chief Executive Officer

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